POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Heather D. White, Thomas D. Scholtes and any attorney of Wilmer Cutler Pickering Hale and Dorr LLP, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all documents required by the Securities and Exchange Act of 1934, as amended, including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Genpact Limited, a Bermuda company, including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto. This Power of Attorney shall be valid from the date hereof until revoked by the undersigned. IN WITNESS WHEREOF, the undersigned has executed the instrument effective as of this 19th day of July, 2023. /s/ Donald J. Klunk Donald J. Klunk